                                              Filed Pursuant to Rule 424(b)(3)
                                              Registration No. 333-22189

                                   SUPPLEMENT

     On April 14, 1997, certain of the Selling Stockholders entered into a Purchase Agreement with Salomon Brothers Inc and Jefferies & Company, Inc. to sell 500,000 of the Shares for $9.125 per share net to the Selling Stockholders as follows:

                                                                NUMBER OF
                    SELLING STOCKHOLDER                        SHARES SOLD
                    -------------------                       --------------
First Reserve Secured Energy Asset Fund, Limited
  Partnership...............................................  106,060 shares
American Gas & Oil Investors Limited Partnership............  196,970 shares
AmGO II, Limited Partnership................................  196,970 shares